Exhibit 10.33
SOUTHWEST GEORGIA FARM CREDIT, ACA
REVOLVING CREDIT NOTE

$11,000,000	November 30, 2006
Camilla, Georgia
     FOR VALUE RECEIVED, FIRST UNITED ETHANOL, LLC (the “Borrower”), a limited liability company organized and existing under the laws of the State of Georgia, hereby promise to pay to the order of SOUTHWEST GEORGIA FARM CREDIT, ACA, an agricultural credit association for itself and as agent/nominee (the “Lender”), at its offices at 411 West Broughton Street, Bainbridge, Georgia 39818, or such other place as Lender shall designate in writing from time to time, the principal sum of ELEVEN MILLION and NO/100 DOLLARS ($11,000,000) (the “Loan”), or so much thereof as shall be advanced pursuant to the Credit Facility Agreement of even date herewith between Borrower and Lender (the “Credit Facility Agreement”), in United States Dollars, together with interest thereon as hereinafter provided. The Credit Facility Agreement is hereby incorporated herein by reference. This is the Revolving Credit Note referred to in the Credit Facility Agreement. All capitalized terms used herein but not otherwise defined shall have the meanings as defined in the Credit Facility Agreement. All advances from the Lender to Borrower hereunder may be repaid and readvanced and shall be made in accordance with and pursuant to the terms of the Credit Facility Agreement. The loan evidenced by this Note shall be for commercial purposes to support working capital needs in connection with Borrower’s business operations.
1. INTEREST.
     1.1 Interest Rates. Pursuant to a Borrowing Notice, the Borrower shall have the option of having interest calculated on the amount outstanding on the Revolving Credit Facility at the Base Rate or LIBOR Rate pursuant to Section 2.6 of the Credit Facility Agreement. Notwithstanding anything herein to the contrary, upon the occurrence of a Default or an Event of Default (under the terms of the Credit Facility Agreement), interest shall accrue from the date of such Default or Event of Default, as the case may be, at the Default Rate, without the taking of any action or the giving of any notice by the Lender until such Default or Event of Default has been cured to the satisfaction of Lender.
     1.2 Initial Rate. The Base Rate, as defined in the Credit Facility Agreement, shall initially be in effect from the Closing Date until a conversion to LIBOR occurs pursuant to the terms of Section 1.3 below.
     1.3 Conversions. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below, the Borrower may on five (5) Business Days’ notice on or before 11:00 A.M. Eastern time, convert the method of calculating interest from the Base Rate to LIBOR, or from LIBOR to a Base Rate but only at the expiration of the applicable Interest Period for such LIBOR Loans. Notice of any such conversions shall be communicated in writing to the Lender by a Borrowing Notice.
     1.4 Interest Payments. (a) The Borrower shall pay interest to the Lender on the outstanding and unpaid principal amount of the funds advanced by the Lender for the period commencing on the date of any such advance until the Loans shall be paid as and when due. In addition, upon the occurrence of an Event of Default under Section 7.1 (a) or (b) of the Credit Facility Agreement, interest shall accrue on the outstanding principal amount of the Loans at the Default Rate until all amounts of principal and interest due is paid in full. (b) Interest on the outstanding principal balance of the Loans shall be calculated on the basis of a year of 365 days for the actual number of days elapsed. Any change in the Base Rate or LIBOR Rate shall be effective as of the Business Day such change is announced by the Lender. (c) Interest on the outstanding principal balance of the Loans shall be paid on the first Business Day of each calendar month during each year, commencing on the first such date to occur after the date of the first borrowing hereunder. (d) With respect to the Revolving Credit Facility, the Borrower may borrow, repay and reborrow hereunder, on any Business Day when the Base Rate is in effect and on a LIBOR Business Day when the LIBOR Rate is in effect for the Loans. Advances may be obtained from the date hereof until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date.
2. PRINCIPAL. The Loans shall be interest only until November 30, 2007, subject to extensions as provided in the Credit Facility Agreement (the “Revolving Credit Termination Date”), at which time all outstanding principal and interest shall be due, unless earlier accelerated. The Borrower hereby agrees to pay the loans when due pursuant to the terms of this Note and the Credit Facility Agreement. Such obligations are and shall be absolute as to the Borrower without notice, claim, defense or setoff. All funds advanced under the Revolving Credit Facility, together with any unpaid interest, shall become due and payable in full on the Revolving Credit Termination Date.
3. TENDER OF PAYMENT. Each payment of principal (including any prepayment) and each payment of interest shall be made to the Lender at the Principal Office of the Lender, in Dollars and in immediately available funds before 2:00 P.M. Eastern time on the date such payment is due. The Lender may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Lender.
4. NON-CONFORMING PAYMENTS. The Lender shall deem any payment by or on behalf of the Borrower hereunder or under Sections 2.3 and 2.4 of the Credit Facility Agreement that is not made both (a) in Dollars and in immediately available funds and (b) prior to 2:00 P.M. Eastern time to be a non- conforming payment. Any such payment shall not be deemed to be received by the Lender until the time such funds become available funds. The Lender shall give prompt telephonic notice to the Borrower if any payment is non-conforming. For the first thirty (30) days after payment is due, interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds at the then applicable standard rate of interest.
5. PREPAYMENT. The Borrower shall have the right to repay the amounts outstanding under the Revolving Credit Facility at any time in whole or in part plus, in the case of prepayment of a LIBOR Loan, the Lender’s direct costs associated with the breakage of any LIBOR contracts resulting from such prepayment. Notwithstanding the above, however, Borrower shall be obligated to pay any fees owed under Section 2.8 of the Credit Facility Agreement, if any, outstanding at the time of said prepayment.

6. SECURITY FOR THE NOTE. This Note is executed and delivered in accordance with a commercial transaction described in the Credit Facility Agreement. As security for all Obligations, the Borrower has granted the Lender a continuing first priority lien and security interest in, pledge of and right of set-off against the Collateral as set forth in the Credit Facility Agreement and the Security Agreement.
7. DEFAULT RATE. At the time of an occurrence of a Default or an Event of Default hereunder or as described in Section 7.1 (a) and (b) of the Credit Facility Agreement, interest shall accrue on the outstanding principal amount of the Loans at the Default Rate until all amounts of principal and interest due is paid in full. The Default Rate means an annual interest rate equal to the Base Rate in effect at the time of the occurrence of the Event of Default plus an additional 2%.
8. INDEMNIFICATION.
     8.1 Borrower hereby indemnifies and agrees to defend and hold harmless Lender, its officers, employees and agents, from and against any and all losses, damages, or liabilities and from any suits, claims or demands, including reasonable attorneys’ fees incurred in investigating or defending such claim, suffered by any of them and caused by, arising out of, or in any way connected with the Credit Facility Agreement, the Security Agreement or this Note (collectively the “Loan Documents”) or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of any of the indemnified parties).
     8.2 In case any action shall be brought against Lender, its officers, employees or agents, in respect to which indemnity may be sought against Borrower, Lender or such other party shall promptly notify Borrower and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and satisfactory to Lender, the payment of all costs and expenses and the right to negotiate and consent to settlement. Lender shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Borrower’s sole cost and expense. Borrower shall not be liable for any settlement of any such action effected without its consent (unless Borrower fails to defend such claim), but if settled with Borrower’s consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and hold harmless Lender from and against any loss or liability by reason of such settlement or judgment.
9. EVENTS OF DEFAULT. An Event of Default shall exist if any of the following shall occur:
     (i) Payment of Principal. If the Borrower fails to pay any principal of the Loans when due (except as permitted in Section 7.1(b) of the Credit Facility Agreement); or
     (ii) Payment of Interest and Fees. If the Borrower defaults in the payment of any interest upon any of the Loans or any fees hereunder or under the Credit Facility Agreement when due (except that the Lender will give the Borrower at least one Business Day’s notice if it fails to receive any interest payment or fee payment when due (other than at maturity for which no notice is required) and provided the Lender shall not be obligated to deliver such notice on more than two occasions in any twelve-month period; or
     (iii) Default under Reimbursement Documents. The occurrence of any Event of Default under the Credit Facility Agreement, the Reimbursement Agreement or any of the Reimbursement Documents, the Bonds or any of the Bond Documents (as defined in the Reimbursement Agreement).
     (iv) Payment of Other Obligations. If the Borrower defaults in the payment of principal of, by acceleration or otherwise, or interest on any other Indebtedness of greater than $100,000 in the aggregate beyond any period of grace provided with respect thereto (unless such Indebtedness is being disputed in good faith by the Borrower), or in the performance of any other term or condition contained in any agreement under which any such other Indebtedness is created, if the effect of such default is to cause, or permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity; or
     (v) Representation or Warranty. If any representation or warranty made by the Borrower in the Credit Facility Agreement, or in any writing furnished in connection with or pursuant to this Note or the Credit Facility Agreement shall be false, misleading or inaccurate or incomplete in any material respect on the date as of which made; or
     (vi) Liquidation or Dissolution. Liquidation or dissolution of the Borrower or suspension of the business of the Borrower or filing by the Borrower of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or Federal, now or hereafter existing, or any other action of the Borrower indicating its consent to, approval of, or acquiescence in any petition or proceedings; the application by the Borrower for, or the appointment by consent or acquiescence of, a custodian, receiver or a trustee of the Borrower or for all or a substantial part of its property; the making by the Borrower of an assignment for the benefit of creditors, the inability of the Borrower or the admission by the Borrower in writing of its inability to pay its debts as they mature or the failure to pay its debts as they mature; or
     (vii) Bankruptcy, Etc. Filing of an involuntary petition against the Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its or their debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or Federal, now or hereafter existing, or the involuntary appointment of a custodian, receiver or trustee for the Borrower or for all or a substantial part of its property, or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower, and the continuance of any of such events for sixty (60) days undismissed or undischarged; or

     (viii) Order of Dissolution. If any order is entered in any proceedings against the Borrower decreeing its dissolution or split-up, and such order remains in effect for more than sixty (60) days; or
     (ix) Judgment. If a final judgment, which with other outstanding final judgments against the Borrower exceeds an aggregate of $50,000, shall be rendered against the Borrower and if within thirty (30) days after entry thereof such judgment shall not have been discharged, bonded or execution thereof stayed pending appeal, or if within thirty (30) days after the expiration of any such stay such judgment shall not have been discharged; or
     (x) Pension Plan. If (a) any material unfunded or underfunded or statutory liability is incurred by the Borrower under ERISA, or (b) any Reportable Event occurs under ERISA which event the PBGC determines to constitute grounds for termination of any employee benefit plan established or maintained by the Borrower which is not cured within 45 day of receipt of notice of such event; or
     (xi) Other Instruments. If an Event of Default shall occur under the Credit Facility Agreement or any other Loan Document which has not been cured within any applicable cure period provided therein, or if for any reason other than the release or termination thereof by the Lender, any Loan Document shall be deemed unenforceable by a court of competent jurisdiction or shall no longer be effective, or the Borrower shall contend that this Note, the Credit Facility Agreement or any other Loan Document(s), or any provision of any of them, are not enforceable; or
     (xii) Certain Covenants. If the Borrower defaults in the performance or observance of any agreement or covenant binding on it contained in Article IX and Article X of the Credit Facility Agreement; or
     (xiii) Other Covenants. If the Borrower defaults in the performance or observance of any other agreement, covenant, term or condition binding on it contained in the Credit Facility Agreement and such default shall not have been remedied within thirty (30) days; or
     (xiv) Cross-Defaults. This Note and the Reimbursement Note are cross-defaulted such that a default on either note shall be a default on the other.
10. RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default (which has not been cured within the applicable cure period) and during the continuation thereof (provided that the continuation of the Event of Default shall not be necessary if the Loans has been accelerated), the Lender may, at its sole option, exercise any right, power or remedy permitted by law or as set forth herein or in the Credit Facility Agreement, the Security Agreement or in any other Loan Document including, without limitation, (i) cease making advances under the Revolving Credit Facility or impose additional conditions or restrictions on the making of any future advances thereunder (ii) declare any or all of the Loans, and all other Obligations owing by the Borrower to the Lender to be forthwith due and payable; whereupon such Loans and any other such Obligations shall forthwith become due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything contained herein or in the other Loan Documents to the contrary notwithstanding.
11. MISCELLANEOUS.
     11.1 No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy in a subsequent event. After any acceleration of, or the entry of any judgment on, this Note, the acceptance by Lender of any payments by or on behalf of Borrower on account of the indebtedness evidenced by this Note shall not cure or be deemed to cure any Event of Default or reinstate or be deemed to reinstate the terms of this Note absent an express written agreement duly executed by Lender and Borrower.
     11.2 Waiver. To the fullest extent permitted by applicable law, Borrower waives demand, notice, presentment, protest, demand for payment, notice of dishonor, notice of protest and diligence of collection of this Note. Borrower consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of any collateral, with or without substitution. Borrower agrees that makers, endorsers, guarantors and sureties may be added or released without notice and without affecting Borrower’s liability hereunder. The liability of Borrower shall not be affected by the failure of Lender to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral. The liability of Borrower shall be absolute and unconditional and without regard to the liability of any other party hereto.
     11.3 Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Lender, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Lender.
     11.4 Notices. All notices, requests and demands to or upon the respective parties hereto (other than routine billing notices) shall be deemed to have been given or made on the Domestic Business Day deposited in the mail, postage prepaid, or when delivered by Federal Express, in the case of telegraphic notice, when delivered to the telegraph company to the addresses listed in the Credit Facility Agreement.
     11.5 Continuing Enforcement. If, after receipt of any payment of all or any part of this Note, Lender is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Note and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Lender with respect to, the full amount so surrendered. The provisions of this Section shall survive the cancellation or termination of this Note and shall remain effective notwithstanding the payment of the obligations evidenced hereby, the release of any security interest, lien or encumbrance securing this Note or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the obligations evidenced hereby having become final and irrevocable.
     11.6 Waiver of Jury Trial. BORROWER AND LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.
     11.7 Amendment. Any provision of this Note, the Credit Facility Agreement and the other Loan Documents may be waived or modified only by an instrument in writing signed by the Borrower and the Lender.
     11.8 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of this Note, the Credit Facility Agreement, the Mortgage, the Security Agreement and any of the other Loan Documents, including, without limitation, the fees and expenses of counsel for the Lender, with respect thereto and with respect to advising the Lender as to its respective rights and responsibilities under this Agreement, the Notes or any of the other Loan Documents, and all costs and expenses, if any, in connection with the enforcement of this Agreement, the Revolving Credit Note, or any of the other Loan Documents provided, however, that attorneys’ fees reimbursed in connection with the enforcement of any of the Loan Documents or the collection of sums due thereunder shall be limited to fees charged at customary hourly rates for the hours actually worked rather than a percentage of the amount collected. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Revolving Credit Note, the Mortgage, the Security Agreement and other Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     11.9 Governing Law. GOVERNING LAW, JURISDICTION, VENUE AND SERVICE. THIS NOTE SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES. THE BORROWER HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF DECATUR COUNTY, GEORGIA AND THE UNITED STATES DISTRICT COURT FOR GEORGIA, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER EXPRESSLY WAIVES ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED UPON LACK OF VENUE. THE BORROWER FURTHER WAIVES TO THE EXTENT PERMITTED BY GOVERNING LAW PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER, CERTIFIED MAIL OR REGISTERED MAIL DIRECTED TO OBLIGORS AT THE ADDRESS SET FORTH HEREIN ITS SIGNATURE HERETO AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO THE BORROWER’S ADDRESS.
     11. 10 Assignments and Participations. The Borrower acknowledges and agrees that the Lender may, without prior consent of or notice to the Borrower, assign, sell or transfer the Obligations or this Note or any of the Loan Documents, or interests therein, in whole or in part, or grant or sell one or more participations in the Obligations or portions thereof from time to time. In the event the Lender assigns, sells or transfers any portion of the Obligations or any interest in this Note or the Loan Documents, the Borrower agrees to execute and deliver any documents or instruments necessary in the Lender’s opinion to carry out such assignment, transfer or sale, including without limitation execution and delivery of a new Revolving Credit Note in favor of the assignee, transferee or purchaser.
     11.11 Severability. In case any one or more of the provisions contained in this Note or in the Credit Facility Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Note or other Loan Documents, shall not in any way be affected or impaired thereby, and this Note, the Credit Facility Agreement and the Loan Documents shall otherwise remain in full force and effect.
     11.12 Usury. Anything contained herein or in the Loan Documents to the contrary notwithstanding, if for any reason the effective rate of interest on such advances should exceed the maximum lawful rate of interest, the effective rate of interest shall be deemed reduced to and shall be such maximum lawful rate, and any sums of interest which have been collected in excess of such maximum lawful rate shall be applied by the holders of this Note as a credit against the unpaid principal amount due hereunder.

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[Signature Page of Revolving Credit Note]
     IN WITNESS WHEREOF, the Borrower, intending to be legally bound, has duly executed and delivered this Note as of the day and year first above written.

BORROWER:

FIRST UNITED ETHANOL, LLC

By:	/s/ Murray Campbell

Name:	Murray Campbell
Its:	Chairman